UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION

13 OR 15(d) OF THE

SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2023

G SQUARED ASCEND II INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-253898	98-1603099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave., Suite 3770 Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 552-7160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a Warrant to acquire one Class A ordinary share	GSQB.U	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	GSQB	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GSQB.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on June 12, 2023, G Squared Ascend II Inc., a Cayman Islands exempted corporation (the “Company”), issued a press release announcing it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 per share, effective as of the close of business on June 16, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association.

The Company confirms that trading will be halted before market opens on June 16, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G Squared Ascend II Inc.

	By:	/s/Ward Davis
		Name:	Ward Davis
		Title:	Chief Executive Officer

Dated: June 14, 2023